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                                                                       Exhibit I


                             Joint Filing Agreement


          Each of the undersigned hereby agrees that the Schedule 13G being filed herewith is filed jointly, pursuant to Rule 13d-1(k)(1) of the Securities Exchange Act of 1934, and that all subsequent amendments to this Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledges that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information containing the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

          This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.


                                           January 30, 2001


                                           Apax Germany II, L.P.

                                           Name:   Richard P. Rich
                                           Title:  Director

                                           Apax Funds Nominees Ltd.
                                             Fur "B" Account

                                           Name:   Terence Neil Brooks
                                           Title:  Director

                                           Apax Funds Nominees Ltd.
                                             Fur "D" Account

                                           Name:   Terence Neil Brooks
                                           Title:  Director

                                           AP Vermogensverwaltung Gesellschaft
                                             Burgerlichen Rechts

                                           Name:   Werner Stocker
                                           Title:  Director